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                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants we hereby consent to the use of our report dated February 13, 1996, relating to the financial statements of Parkway Paging, Inc. (and to all references to our firm) included in or made a part of this Form 8K.


/s/ HUTTON, PATTERSON & COMPANY
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Hutton, Patterson & Company
Dallas, Texas
August 13, 1996